SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2017 Skinvisible, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 South Sandhill Road Suite 10, Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2017, our Board of Directors appointed David St. James to serve as a member of the Board of Directors.

Mr. James is an inventor and businessman based in Las Vegas, Nevada. He has invented and co-invented turbochargers and superchargers, some of which are in use today on production vehicles and in Formula 1. He has also been involved in other various aspects of the automotive industry, including product development, service, and repair. He has been an Officer and Director of Homeland Resources Ltd. since July of 2014 and currently serves as the President and a Director. He has been the Vice President and a Director of Nouveau Ventures Inc. since August of 2014. Mr. St. James served as the President of XLR Medical Corporation from January 2009 through January 2012.

Mr. James is qualified to serve on our Board of Directors because of his technical abilities and management skills.

There were no arrangements or understandings between Mr. James and any other persons pursuant to which such individual was selected as a Director of our company.

We issued to Mr. James a 3 year option to purchase 100,000 shares of our common stock with an exercise price of $0.035 per share in connection with his appointment to our board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett

Terry Howlett

Chief Executive Officer

Date: September 25, 2017

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